Exhibit 99.1

Alfi Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

Miami Beach, FL / May 24, 2022 –Alfi, Inc. (NASDAQ: ALF) (the “Company”), an AI enterprise SaaS advertising platform, today announced that, on May 20, 2022, it received a notice from the Listing Qualifications Department of the Nasdaq Stock Market, LLC (“Nasdaq”) stating that the Company is in compliance with Nasdaq Listing Rule 5250(c)(1), which requires the Company to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). On May 16, 2022, the Company filed with the SEC its Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, and its Annual Report on Form 10-K for the year ended December 31, 2021.

About Alfi, Inc.

Alfi, Inc. seeks to provide solutions that bring transparency and accountability to the digital out-of-home advertising marketplace. Since 2018, Alfi, Inc. has been developing its artificial intelligence advertising platform to deliver targeted advertising in an ethical and privacy-conscious manner. For more information, please visit: https://www.getalfi.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company's beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. In some cases, forward-looking statements can be identified by words or phrases such as "may", "will," "expect," "anticipate," "target," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. Further information regarding these and other risks, uncertainties or factors is included in the Company's filings with the SEC. All information provided in this press release is as of the date of this press release, and the Company does not undertake any duty to update such information, except as required under applicable law.

Alfi, Inc. Investor Relations

TraDigital IR

Kevin McGrath

+1-646-418-7002

kevin@tradigitalir.com

Alfi, Inc. U.S. Media Contacts

Danielle DeVoren / Jenny Robles

KCSA Strategic Communications

Alfi@kcsa.com